UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2007
VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13175 (Commission File Number)	74-1828067 (IRS Employer Identification No.)

One Valero Way San Antonio, Texas (Address of principal executive offices)	78249 (Zip Code)
Registrant’s telephone number, including area code: (210) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On June 5, 2007, Valero Energy Corporation (the “Company”) entered into an underwriting agreement for the public offering of $750,000,000 aggregate principal amount of its 6.125% Notes due 2017 and $1,500,000,000 aggregate principal amount of its 6.625% Notes due 2037 (collectively, the “Notes”). The Notes are to be issued under an Indenture dated June 18, 2004 between the Company and The Bank of New York Trust Company, National Association (as successor to The Bank of New York), as Trustee. The Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Nos. 333-116668, 333-116668-1 and 333-116668-2) of the Company, VEC Trust III and VEC Trust IV. Closing of the issuance and sale of the Notes is scheduled for June 8, 2007.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

1.1	Underwriting Agreement dated June 5, 2007 among the Company and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several Underwriters.

4.1	Terms of the 6.125% Notes due 2017 and 6.625% Notes due 2037.

4.2	Form of Notes (included in Exhibit 4.1 above).

5.1	Opinion of Jay D. Browning, Esq.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION
Date: June 8, 2007	By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President--Corporate Law and Corporate Secretary

EXHIBIT INDEX

Number	Exhibit
1.1	Underwriting Agreement dated June 5, 2007 among the Company and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several Underwriters.

4.1	Terms of the 6.125% Notes due 2017 and 6.625% Notes due 2037.

4.2	Form of Notes (included in Exhibit 4.1 above).

5.1	Opinion of Jay D. Browning, Esq.

4